SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.         )

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METROPOLITAN SERIES FUND

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METROPOLITAN SERIES FUND

One Financial Center

Boston, Massachusetts 02111

May 13, 2014

Dear Contract Owner:

The accompanying information statement provides information about a new investment subadvisory agreement (“New Subadvisory Agreement”) between MetLife Advisers, LLC (“MetLife Advisers”) and Artisan Partners Limited Partnership (“Artisan”) with respect to the Met/Artisan Mid Cap Value Portfolio (the “Portfolio”), a series of Metropolitan Series Fund. The New Subadvisory Agreement took effect on March 12, 2014, upon a change in control of Artisan Partners Holdings LP, the parent company of Artisan. As a result of this change in control, the previous subadvisory agreement between MetLife Advisers and Artisan with respect to the Portfolio was automatically terminated. Artisan continues to serve as subadviser to the Portfolio and the individuals responsible for managing the Portfolio on a day-to-day basis have not changed as a result of the change in control. You are receiving the accompanying information statement because some or all of the value of your variable annuity or variable life insurance contract was invested in the Portfolio as of March 12, 2014.

The accompanying information statement is for your information only. You do not need to do anything in response to this information statement.

Sincerely,

Elizabeth M. Forget President Metropolitan Series Fund

METROPOLITAN SERIES FUND

Met/Artisan Mid Cap Value Portfolio

One Financial Center

Boston, Massachusetts 02111

INFORMATION STATEMENT

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available online at

www.metlife.com/variablefunds

The primary purpose of this Information Statement is to provide you with information about a new investment subadvisory agreement (“New Subadvisory Agreement”) between MetLife Advisers, LLC (“MetLife Advisers”) and Artisan Partners Limited Partnership (“Artisan”) with respect to the Met/Artisan Mid Cap Value Portfolio (the “Portfolio”), a series of Metropolitan Series Fund (the “Trust”). The New Subadvisory Agreement took effect on March 12, 2014, upon a change in control of Artisan Partners Holdings LP (“AP Holdings”), the parent company of Artisan. In March 2013, Artisan Partners Asset Management Inc. (“APAM”), the general partner of AP Holdings, completed an initial public offering (“IPO”). In connection with the IPO, shareholders of APAM holding a majority of the votes of APAM entered into a stockholders agreement granting the Executive Chairman of APAM the authority to vote a majority of the votes of APAM. In March 2014, pursuant to a stockholders agreement, this voting control transferred to a stockholders committee consisting of three employees of Artisan. This transfer of voting power constituted a change of control within the meaning of the Investment Company Act of 1940 (“1940 Act”), thereby terminating the previous subadvisory agreement. As a result of the change in control, the previous subadvisory agreement between MetLife Advisers and Artisan with respect to the Portfolio was automatically terminated. Artisan continues to serve as subadviser to the Portfolio and the individuals responsible for managing the Portfolio on a day-to-day basis have not changed as a result of the change in control. This Information Statement is being mailed beginning on or about May 14, 2014 to the Portfolio’s shareholders of record as of the close of business on March 12, 2014 (the “Record Date”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Trust’s most recent annual and semiannual reports are available upon request without charge by writing the Trust at the above address or calling the Trust toll-free at 1-800-638-7732.

MetLife Advisers serves as investment adviser to the Trust pursuant to an amended and restated advisory agreement dated April 30, 2012, as amended from time to time, between the Trust and MetLife Advisers (the “Advisory Agreement”). MetLife Investors Distribution Company (the “Distributor”), an affiliate of MetLife

Advisers, serves as the distributor to the Trust. MetLife Advisers is located at One Financial Center Boston, Massachusetts 02111. The Distributor is located at 1095 Avenue of the Americas, New York, New York 10036. State Street Bank and Trust Company is the administrator of the Trust and is located at 2 Avenue de Lafayette, Boston, Massachusetts 02111.

Section 15(a) of the 1940 Act requires that all agreements under which persons serve as investment advisers or investment subadvisers to investment companies be approved by shareholders. The Securities and Exchange Commission (the “SEC”) has granted exemptive relief to the Trust and MetLife Advisers that generally permits MetLife Advisers, subject to certain conditions, and without the approval of shareholders, to: (a) employ a new investment subadviser for the Portfolio pursuant to the terms of a new investment subadvisory agreement, in each case either as a replacement for an existing subadviser or as an additional subadviser; (b) change the terms of any investment subadvisory agreement in a way that would otherwise require the approval of shareholders; and (c) continue the employment of an existing subadviser on the same subadvisory contract terms where a contract has been terminated because of an assignment of the contract, including, potentially, a change in control of the subadviser. Generally, the Portfolio’s Board of Trustees must approve any new subadvisory agreements implemented in reliance on the exemptive order. The Portfolio may not generally rely on the exemptive order with respect to subadvisers that are affiliated with MetLife Advisers. One of the conditions of the exemptive relief is that within ninety days after entering into a new or amended investment subadvisory agreement without shareholder approval, the Portfolio must provide an information statement to its shareholders setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. This Information Statement is being provided to you to satisfy this condition of the exemptive relief.

THIS INFORMATION STATEMENT IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I. Introduction

Prior to March 12, 2014, Artisan served as subadviser to the Portfolio pursuant to an investment advisory agreement dated May 1, 2009, by and between MetLife Advisers and Artisan (the “Previous Subadvisory Agreement”).

At an in-person meeting of the Board of Trustees of the Trust (“Board”) held on November 19-20, 2013, the Trustees (including the Trustees who are not “interested persons” of the Trust, MetLife Advisers, Artisan or the Distributor (as that term is defined in the 1940 Act) (“Independent Trustees”)) approved the New Subadvisory Agreement between MetLife Advisers and Artisan with respect to the Portfolio, which took effect as of March 12, 2014. In connection with the approval of the New Subadvisory Agreement, the Previous Subadvisory Agreement was terminated as of March 12, 2014. As discussed below, the New Subadvisory Agreement is the same in all material respects as the Previous Subadvisory Agreement, except for the effective date and term, and certain administrative provisions. As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. The Advisory Agreement between the Trust and MetLife Advisers relating to the Portfolio remains in effect.

II. The Previous and New Subadvisory Agreements

The Previous Subadvisory Agreement

The Previous Subadvisory Agreement provided that it would remain in effect for a two-year period beginning on May 1, 2009, and would continue in full force and effect for successive periods of one year thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approved its continuance at least annually. The Previous Subadvisory Agreement could be terminated at any time, without the payment of any penalty, by the Board, by MetLife Advisers, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Artisan or by Artisan upon sixty days’ prior written notice to MetLife Advisers and the Trust. The Previous Subadvisory Agreement also terminated automatically in the event of its assignment or in the event that the Advisory Agreement between MetLife Advisers and the Trust was terminated for reason.

The Previous Subadvisory Agreement also generally provided that, absent willful misconduct, bad faith, reckless disregard or gross negligence of Artisan in the performance of any of its duties or obligations under the Previous Subadvisory

Agreement, Artisan would not be liable for any act or omission in the course of, or connected with, rendering services under the Previous Subadvisory Agreement.

Under the Previous Subadvisory Agreement, MetLife Advisers paid a subadvisory fee to Artisan, based on the average daily net assets of the Portfolio, consisting of a monthly fee computed at the annual rate of 0.470% of the first $500 million of such assets, plus 0.450% of such assets over $500 million up to $1 billion, plus 0.430% of such assets over $1 billion. For the fiscal year ended December 31, 2013, MetLife Advisers paid Artisan $6,321,009 in aggregate subadvisory fees with respect to the Portfolio.

In connection with a change of subadviser for the Portfolio, the Previous Subadvisory Agreement was initially approved by the Board, including by a separate vote of the Independent Trustees, at a meeting held on February 24-25, 2009, and by the Portfolio’s shareholders on April 30, 2009.

The New Subadvisory Agreement

The New Subadvisory Agreement for the Portfolio is attached as Exhibit 1 to this Information Statement. The terms of the New Subadvisory Agreement are the same in all material respects as those of the Previous Subadvisory Agreement, except for the effective date and term, and certain administrative provisions. The New Subadvisory Agreement provides that it will remain in effect for a one-year period beginning on March 12, 2014, and thereafter for successive periods of one year only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The New Subadvisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, by MetLife Advisers, or by the vote of a majority of the outstanding voting securities of the Portfolio, upon sixty days’ prior written notice to Artisan or by Artisan upon sixty days’ prior written notice to MetLife Advisers and the Trust. The New Subadvisory Agreement also terminates automatically in the event of its assignment or in the event that the Advisory Agreement between MetLife Advisers and the Trust is assigned or terminated for any other reason.

The New Subadvisory Agreement also generally provides that, absent willful misconduct, bad faith, reckless disregard or gross negligence of Artisan in the performance of any of its duties or obligations under the New Subadvisory Agreement, Artisan will not be liable for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement.

Subadvisory Fee

Under the New Subadvisory Agreement, MetLife Advisers pays a subadvisory fee to Artisan that is identical to the fee MetLife Advisers paid to Artisan under the Previous Subadvisory Agreement.

For the fiscal year ended December 31, 2013, MetLife Advisers paid Artisan $6,321,009 in aggregate subadvisory fees with respect to the Portfolio under the Previous Subadvisory Agreement. Artisan would have received the same amount in aggregate subadvisory fees if the New Subadvisory Agreement had been in effect during the fiscal year ended December 31, 2013.

As with the Previous Subadvisory Agreement, the Portfolio does not pay the subadvisory fee under the New Subadvisory Agreement. The Advisory Agreement between the Trust and MetLife Advisers relating to the Portfolio remains in effect and the fees payable to MetLife Advisers by the Portfolio under the Advisory Agreement at current asset levels are the same as they were they were when the Previous Subadvisory Agreement was in effect.

Effective Date

The New Subadvisory Agreement was approved by the Board, including by a separate vote of the Independent Trustees, at an in-person meeting of the Board on November 19-20, 2013, and its effective date was as of March 12, 2014.

III. Board Considerations

At an in-person meeting of the Board held on November 19-20, 2013, the Board, including a majority of the Independent Trustees, approved the New Subadvisory Agreement between MetLife Advisers and Artisan for the Portfolio. Representatives of management informed the Board that, if approved by the Board, the New Subadvisory Agreement would become effective on March 12, 2014.

In considering the New Subadvisory Agreement, the Board reviewed a variety of materials provided by MetLife Advisers and Artisan relating to the Portfolio and Artisan, including comparative performance, fee and expense information for an appropriate peer group of similar mutual funds, performance information for a relevant benchmark index, and other information regarding the nature, extent and quality of services to be provided by Artisan under the New Subadvisory Agreement. The Board also took into account its experience with Artisan and information provided to the Board in its meetings throughout the year with respect to the services provided by Artisan, including quarterly performance reports prepared by management containing reviews of investment results, and periodic presentations from Artisan with respect to the Portfolio. The Independent Trustees also assessed reports provided by the Board’s independent consultant, who reviewed and provided analyses regarding investment performance, fees, and expenses of the Portfolio.

The Independent Trustees were separately advised by independent legal counsel throughout the process. The Independent Trustees discussed the proposed approval of the New Subadvisory Agreement in a private session with their independent legal counsel at which no representatives of management were present.

In considering whether to approve the New Subadvisory Agreement with Artisan with respect to the Portfolio, the Board reviewed and analyzed the factors it deemed relevant, including: (1) the nature, extent and quality of the services to be provided to the Portfolio by Artisan; (2) the performance of the Portfolio as compared to a peer group and an appropriate index; (3) Artisan’s personnel and operations; (4) the financial condition of Artisan; (5) the level and method of computing the Portfolio’s proposed subadvisory fee; (6) the anticipated profitability of Artisan under the New Subadvisory Agreement; (7) any “fall-out” benefits that may accrue to Artisan and its affiliates (i.e., ancillary benefits that may be realized by Artisan or its affiliates from Artisan’s relationship with the Trust); (8) the anticipated effect of growth in size on the Portfolio’s expenses; (9) fees paid by comparable mutual funds; and (10) possible conflicts of interest.

Nature, extent and quality of services. In considering the nature, extent and quality of the services to be provided by Artisan to the Portfolio, the Board considered information provided to the Board by Artisan. The Board considered Artisan’s current level of staffing and its overall resources, as well as its compensation program. The Board reviewed Artisan’s history and investment experience, as well as information regarding the qualifications, background and responsibilities of Artisan’s investment and compliance personnel who would be providing services to the Portfolio. The Board also considered, among other things, Artisan’s compliance program and any disciplinary history. The Board also took into account Artisan’s risk assessment and monitoring process. The Board noted Artisan’s regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and amelioratory actions undertaken, as appropriate. The Board also noted that the Trust’s Chief Compliance Officer and his staff would be conducting regular, periodic compliance reviews with Artisan and presenting reports to the Independent Trustees regarding the same. The compliance reviews would include an evaluation of the regulatory compliance system of Artisan and procedures reasonably designed by Artisan to assure compliance with the federal securities laws, including issues related to late trading and market timing, best execution, fair value pricing, and proxy voting procedures, among others. The Board also took into account the financial condition of Artisan.

The Board considered Artisan’s investment process and philosophy. The Board took into account that Artisan’s responsibilities would include the development and maintenance of an investment program for the Portfolio that would be consistent with the Portfolio’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also reviewed Artisan’s brokerage policies and practices.

Performance. The Board considered the performance of the Portfolio as described in the quarterly reports prepared by management. The Board noted that

MetLife Advisers reviews with the Board on a quarterly basis detailed information about the Portfolio’s performance results, portfolio composition, and investment strategies. The Board also reviewed and considered a separate report prepared by Lipper Inc. (“Lipper”), an independent third party, which provided a statistical analysis comparing the Portfolio’s investment performance, expenses, and fees to comparable funds underlying variable insurance products (the “Performance Universe”). In addition, the Independent Trustees met separately with a representative of Bobroff Consulting, Inc., an independent consultant, at a special board meeting in September 2013, to review the separate reports prepared by such consultant, which analyzed the report prepared by Lipper. The Board also considered the Portfolio’s recent performance subsequent to the performance period covered by the Lipper reports, and management’s discussion of the same, including the effect of current market conditions on the Portfolio’s more recent performance. The Board considered that the Portfolio outperformed the median of its Performance Universe and its Lipper Index for the one-, three- and five-year periods ended June 30, 2013. The Board also considered that the Portfolio outperformed its benchmark, the Russell Midcap Value Index, for the one- and three-year periods ended October 31, 2013, and underperformed its benchmark for the five-year period ended October 31, 2013.

Fees and expenses. The Board considered the proposed subadvisory fee payable under the New Subadvisory Agreement. The Board noted that the rate of compensation in the New Subadvisory Agreement’s fee schedule is identical to the rate of compensation MetLife Advisers pays to Artisan for managing the Portfolio under the Previous Subadvisory Agreement. The Board considered the Portfolio’s contractual subadvisory fees, as compared to a broad groups of funds (the “Subadvised Expense Universe”) as well as a smaller group of funds (the “Subadvised Expense Group”). The Board considered that the Portfolio’s contractual subadvisory fees were above the average of the Subadvised Expense Group and the Subadvised Expense Universe at the Portfolio’s current size. The Board noted, however, that the proposed subadvisory fee for the Portfolio would be paid by MetLife Advisers, not the Portfolio, out of the management fee. The Board also noted that MetLife Advisers negotiated the subadvisory fee at arm’s length. Further, the Board noted that the Portfolio’s actual management fees and total expenses (exclusive of 12b-1 fees) were both below the Subadvised Expense Universe medians.

Profitability. In considering the anticipated profitability to Artisan and its affiliates of their relationship with the Portfolio, the Board took into account that the rate of compensation provided in the New Subadvisory Agreement’s fee schedule was identical to the rate of compensation in the Previous Subadvisory Agreement’s fee schedule. The Board also relied on the ability of MetLife Advisers to negotiate the New Subadvisory Agreement and the fee thereunder at arm’s length. In addition, the Board reviewed specific data regarding the profitability of Artisan and its affiliates in light of Artisan’s relationship with the Portfolio.

Economies of scale. The Board also considered the effect of the Portfolio’s growth in size on its fees. The Board noted that the Portfolio’s management fee and the proposed subadvisory fee contained breakpoints that would reduce the fee rate on assets above certain specified asset levels. The Board noted that if the Portfolio’s assets increase over time, the Portfolio may realize economies of scale if assets increase proportionally more than certain other fixed expenses.

Other factors. The Board considered other benefits that may be realized by Artisan and its affiliates from their relationship with the Trust, including the opportunity to provide advisory services to additional portfolios of the Trust and reputational benefits. In conjunction with these considerations, the Board noted the costs of providing investment advisory services to the Portfolio and Artisan’s ongoing commitment to providing investment management services to the Portfolio and to its other advisory clients, including other mutual funds.

The Board considered possible conflicts of interest in the form of material benefits or detriments to the Trust resulting from the nature of the Trust’s and Artisan’s affiliations and the services that are provided to the Trust, and the manner in which such conflicts would be mitigated.

Conclusion. After full consideration of the factors discussed above, the Board, including a majority of the Independent Trustees, approved the New Subadvisory Agreement. The Board concluded that the nature, extent, and quality of services to be provided by Artisan supported the approval of the New Subadvisory Agreement. The Board also concluded that the investment performance of the Portfolio under Artisan’s management has been such that the New Subadvisory Agreement with Artisan be approved. In addition, the Board concluded that the fees to be paid by the Portfolio to Artisan appeared to be acceptable in light of the nature, extent, and quality of the services to be provided by Artisan. Further, the Board concluded that Artisan’s profitability in providing services under the New Subadvisory Agreement did not appear unreasonably high in light of the nature, extent, and quality of the services to be provided by Artisan. Finally, the Board concluded that the fee payable under the New Subadvisory Agreement in some measure shares economies of scale with Contract Owners. In approving the New Subadvisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling.

IV. The Subadviser

ARTISAN PARTNERS LIMITED PARTNERSHIP is the Subadviser to the Portfolio. Artisan was organized in 1994 and, as of December 31, 2013, managed approximately $105.5 billion in assets. Artisan is managed by its general partner, Artisan Investments GP LLC, a Delaware limited liability company, and wholly owned by Artisan Partners Holdings LP, a limited partnership organized under the laws of Delaware. Artisan Partners Asset Management Inc., a Delaware corporation, is the sole general partner of Artisan Partners Holdings LP, and it is controlled by Artisan Investment Corporation, a Wisconsin corporation controlled by a stockholders committee. Artisan and its parent companies are located at 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin, 53202-5402.

The following individuals are jointly and primarily responsible for managing the Portfolio:

•	Scott C. Satterwhite is a Managing Director of Artisan and has been employed by Artisan since 1997.

•	James C. Kieffer is a Managing Director of Artisan and has been employed by Artisan since 1997.

•	George O. Sertl, Jr. is a Managing Director of Artisan and has been employed by Artisan since 2000.

•	Daniel L. Kane joined Artisan in March 2008 as an analyst working with Messrs. Satterwhite, Kieffer and Sertl.

Following is a list of principal executive officers and control persons of Artisan and their principal occupations. The address of each person listed is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin, 53202-5402.

Name	Principal Occupation at Artisan
Eric R. Colson	President and Chief Executive Officer
Charles J. Daley, Jr.	Treasurer and Chief Financial Officer
Sarah A. Johnson	Vice President and Secretary
Gregory K. Ramirez	Vice President and Assistant Treasurer
James S. Hamman, Jr.	Vice President and Assistant Secretary
K. Robert J. Batchelor	Vice President
Dean J. Patenaude	Vice President

Artisan acts as investment adviser to the following mutual fund that has investment objectives similar to those of the Portfolio:

	AS OF DECEMBER 31, 2013
Name of Comparable Fund	Fee Schedule (as a % of average daily net assets)	Account Type	Assets under Management

Artisan Mid Cap Value Fund	1.000% on the first $500 million 0.975% on the next $250 million 0.950% on the next $250 million 0.925% on assets over $1 billion	Mutual Fund	$11,885,674,045

V. Changes in the Portfolio’s Investment Style and Changes in the Portfolio’s Risks

The Portfolio’s investment objective, investment strategies, and risks did not change as a result of the change in control of Artisan’s parent company or the approval of the New Subadvisory Agreement with Artisan.

VI. Portfolio Transactions

Subject to the supervision of MetLife Advisers and the Trustees of the Trust, Artisan is responsible for decisions to buy and sell securities for the Portfolio’s account and for the placement of the Portfolio’s portfolio transactions and the negotiation of commissions paid on such transactions. Brokerage commissions are paid on transactions in equity securities traded on a securities exchange and on options. In underwritten offerings, securities are usually purchased at a fixed price, which includes an amount of compensation to the underwriter generally referred to as the underwriter’s concession or discount. Certain money market securities may be purchased directly from an issuer, in which case no commissions or discounts are paid. U.S. government securities are generally purchased from underwriters or dealers, although certain newly-issued U.S. government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality.

Artisan is responsible for effecting portfolio transactions and will do so in a manner it deems fair and reasonable to the Portfolio and not according to any formula. It is Artisan’s policy to seek best execution when executing transactions on behalf of clients. Best execution consists of obtaining the most favorable result, considering the full range of services provided within the current parameters of the market. Best execution is not necessarily measured by the circumstances surrounding a single transaction but may be measured over time through multiple transactions.

In selecting broker-dealers to execute securities transactions, Artisan considers such criteria as whether a broker-dealer is able to execute a difficult or unique trade; sophistication of broker-dealer’s trading facilities; broker-dealer’s financial stability; reputation, integrity and operational, investment and research capabilities; and broker-dealer’s willingness to commit capital. Artisan also considers the value of research services provided by broker-dealers, as described below. Alternative execution services venues (such as electronic communications networks, crossing networks, direct market access, algorithmic trading, and program trading) are also utilized to seek best execution.

When more than one firm is believed to meet Artisan’s criteria for selecting broker-dealers, preference may be given to brokers that provide the Portfolio or Artisan with brokerage and research services within the meaning of Section 28(e) of the Exchange Act. In doing so, the Portfolio may pay higher commission rates than the lowest available when Artisan believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. Artisan may use the research to benefit the Portfolio or other accounts managed by Artisan.

The Board has approved a Statement of Directed Brokerage Policies and Procedures for the Trust pursuant to which the Trust may direct MetLife Advisers to cause Artisan to effect securities transactions through broker-dealers in a manner that would help to generate resources to pay the cost of certain expenses which the Trust is required to pay or for which the Trust is required to arrange payment pursuant to the Advisory Agreement (“Directed Brokerage”). The Trustees will review the levels of Directed Brokerage for the Portfolio on a quarterly basis.

For the year ended December 31, 2013, the Portfolio paid $483,972 in brokerage commissions. No portion of the Portfolio’s brokerage commissions were paid to affiliated brokers during the year ended December 31, 2013.

VII. Portfolio’s Ownership Information

As of the Record Date, the total number of Class A, Class B, and Class E shares of the Portfolio outstanding were 3,588,241, 1,901,039, and 406,007, respectively.

Metropolitan Life Insurance Company, a New York life insurance company, and its affiliates (individually an “Insurance Company” and collectively the “Insurance Companies”), are the record owners, through their separate accounts, of all of the Portfolio’s shares.

As of the Record Date, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the shares of beneficial interest of the Portfolio. To the Trust’s knowledge, no person, as of the Record Date, was entitled to give voting instructions to an Insurance Company with respect to 5% or more of the Portfolio’s shares.

Exhibit 1

INVESTMENT SUBADVISORY AGREEMENT

Met/Artisan Mid Cap Value Portfolio

This Sub-Advisory Agreement (this “Agreement”) is entered into as of March 12, 2014 by and between MetLife Advisers, LLC, a Delaware limited liability company (the “Manager”) and Artisan Partners Limited Partnership, a Delaware limited partnership (the “Subadviser”).

WHEREAS, the Manager has entered into an Amended and Restated Advisory Agreement dated April 30, 2012 (the “Advisory Agreement”) with METROPOLITAN SERIES FUND (the “Fund”), pursuant to which the Manager provides portfolio management and administrative services to the Met/Artisan Mid Cap Value Portfolio (formerly, the Harris Oakmark Focused Value Portfolio) of the Fund (the “Portfolio”);

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more subadvisers;

WHEREAS, the Manager desires to retain the Subadviser to render portfolio management services in the manner and on the terms set forth in this Agreement;

WHEREAS, the Subadviser is registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Manager;

WHEREAS, this Agreement replaces the prior sub-advisory agreement dated May 1, 2009 that terminated because of a change of control of the Subadviser;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Manager and the Subadviser agree as follows:

1. Sub-Advisory Services.

a.

The Subadviser shall, subject to the supervision of the Manager and in cooperation with the Manager, as administrator, or with any other administrator appointed by the Manager (the “Administrator”), manage the investment and reinvestment of the assets of the Portfolio. The Subadviser shall invest and reinvest the assets of the Portfolio in conformity with (1) the investment objective, policies and restrictions of the Portfolio set forth in the Fund’s prospectus and statement of additional

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information, as revised or supplemented from time to time, relating to the Portfolio (the “Prospectus”), (2) any additional policies or guidelines established by the Manager or by the Fund’s Directors that have been furnished in writing to the Subadviser and (3) the provisions of the Internal Revenue Code (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code) and “segregated asset accounts” (as defined in Section 817 of the Code) including, but not limited to, the diversification requirements of Section 817(h) of the Code and the regulations thereunder, all as from time to time in effect (collectively, the “Policies”), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the “1940 Act”) the rules and regulations thereunder and the interpretive opinions thereof of the staff of the Securities and Exchange Commission (“SEC”) (“SEC Positions”); provided, however, that the Manager agrees to inform the Subadviser of any and all applicable state insurance law restrictions that operate to limit or restrict the investments the Portfolio might otherwise make (“Insurance Restrictions”), and to inform the Subadviser promptly of any changes in such Insurance Restrictions. Subject to the foregoing, the Subadviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Portfolio may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Subadviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a, however, the Subadviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Portfolio as the Manager shall determine are necessary in order for the Portfolio to comply with the Policies.

b.

The Subadviser shall furnish the Manager and the Administrator daily, weekly, monthly, quarterly and/or annual reports concerning portfolio transactions and the investment performance of the Portfolio in such form as may be mutually agreed upon, and agrees to review the Portfolio and discuss the management of the Portfolio with representatives or agents of the Manager, the Administrator or the Fund at their reasonable request. The Subadviser shall, as part of a complete portfolio compliance testing program (and based upon the information regarding the Portfolio in its possession), perform quarterly diversification testing under Section 817 (h) of the Code with respect to the Portfolio. The Subadviser shall provide timely notice each calendar quarter that such diversification was satisfied, or if not satisfied, that corrections were made within 30 days of the end of the calendar quarter. The Subadviser shall also provide the Manager, the

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Administrator or the Fund with such other information and reports as may reasonably be requested by the Manager, the Administrator or the Fund from time to time, including without limitation all material as reasonably may be requested by the Directors of the Fund pursuant to Section 15(c) of the 1940 Act. The Subadviser shall furnish the Manager (which may also provide it to the Fund’s Board of Directors) with copies of all material comments that are directly related to the Portfolio and the services provided under this Agreement received from the SEC following routine or special SEC examinations or inspections.

c.	The Subadviser shall provide to the Manager a copy of the Subadviser’s Form ADV as filed with the SEC and as amended from time to time and a list of the persons whom the Subadviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Portfolio. The Subadviser represents that it will notify the Manager of any change in the membership of the Subadviser within a reasonable time after any such change; delivery of the Subadviser’s Disclosure Statement consisting of Part II of the Subadviser’s Form ADV shall be deemed to satisfy such notice requirement.

d.	In accordance with Rule 206(4)-7 under the Advisers Act, the Subadviser has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Advisers Act and its Rules by the Subadviser and its supervised persons. Further, the Subadviser reviews, at least annually, its written policies and procedures and the effectiveness of their implementation.

e.	The Subadviser shall:

i)	Comply with the Manager’s written compliance policies and procedures pursuant to Rule 38a-1;

ii)	Provide copies of their annual compliance review report (or a summary of the process and findings) and copies of any third-party compliance audits;

iii)	Notify the Manager promptly of any contact from the SEC or other regulators or Self Regulatory Organization (“SRO”) with respect to the Portfolio and the services provided pursuant to this Agreement (such as an examination, inquiry, investigation, institution of a proceeding, etc.); and

iv)	Notify the Manager promptly of any material compliance matters (as defined in Rule 38a-1 under the 1940 Act) and actions taken in response.

f.	In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Subadviser shall not consult with any other subadviser

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to the Portfolio or any subadviser to any other portfolio of the Fund or to any other investment company or investment company series for which the Manager serves as investment adviser concerning transactions of the Portfolio in securities or other assets, other than for purposes of complying with conditions of paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act.

g.	Unless the Manager gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interest of the Portfolio’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio are invested.

h.	Upon the request of the Manager or the Portfolio’s pricing agent, the Subadviser shall provide reasonable and good faith fair valuations for any securities in the Portfolio for which the Portfolio’s pricing agent has determined current market quotations are not readily available or reliable. In connection with the provision of such securities valuations, the Subadviser shall further provide information concerning the basis upon which the Subadviser’s valuation determination was made as may be reasonably requested by the Manager, and all such information shall be provided in a format reasonably acceptable to the Manager. Except as set forth herein, the Subadviser shall not be responsible for determining valuations for the securities and/or other assets of the Portfolio.

i.	The Subadviser shall be responsible for expenses relating to the preparation, filing and mailing of any prospectus supplement or other required regulatory filings or mailings, exclusive of annual updates, required as a result of actions taken by the Subadviser.

2. Obligations of the Manager.

a.	The Manager shall provide (or cause the Fund’s custodian to provide) information to the Subadviser in a timely manner regarding such matters as the composition of assets in the Portfolio, cash requirements and cash available for investment in the Portfolio, and all other information as may be reasonably necessary for the Subadviser to perform its responsibilities hereunder, including, but not limited to, the Manager’s compliance policies and procedures.

b.

The Manager has furnished the Subadviser a copy of the Prospectus and agrees during the continuance of this Agreement to furnish the Subadviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Subadviser with relevant sections of minutes of meetings of the Directors of the Fund applicable to the Portfolio to the

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extent they may affect the duties of the Subadviser, and with copies of any financial statements or reports of the Fund with respect to the Portfolio to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions under this Agreement, including, but not limited to, timely information relating to any Insurance Restrictions and the Manager’s compliance policies and procedures.

c.	The Subadviser agrees that all books and records which it maintains for the Fund are the Fund’s property. The Subadviser also agrees upon request of the Manager or the Fund, promptly to surrender the books and records to the requester (provided that the Subadviser may retain copies of such books and records to the extent the Subadviser reasonably believes it is required to do so to comply with applicable legal or regulatory requirements) or make the books and records available for inspection by representatives of regulatory authorities. The Subadviser shall permit all books and records with respect to the Portfolio to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Subadviser further agrees to maintain and preserve the Fund’s books and records in accordance with the Investment Company Act and rules thereunder.

3. Custodian. The assets of the Portfolio shall be maintained in the custody of an eligible custodian (the “Custodian”) identified in, and in accordance with the terms and conditions of, a custody agreement (the “Custody Agreement”) (or any sub-custodian properly appointed as provided in the Custody Agreement). The Subadviser shall provide timely instructions directly to the Custodian, in the manner and form as required by the Custody Agreement (including with respect to exchange offerings and other corporate actions) necessary to effect the investment and reinvestment of the Portfolio’s assets. Any assets added to the Portfolio shall be delivered directly to the Custodian.

4. Expenses. Except for expenses specifically assumed or agreed to be paid by the Subadviser pursuant hereto, the Subadviser shall not be liable for any expenses of the Manager or the Fund including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Portfolio, and (c) custodian fees and expenses. The Subadviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

5. Purchase and Sale of Assets. Absent instructions from the Manager to the contrary, the Subadviser shall place all orders for the purchase and sale of securities for the Portfolio with brokers or dealers selected by the Subadviser, which may include brokers or dealers affiliated with the Subadviser, provided such orders comply with Rule 17e-1 (or any successor or other relevant regulations) under the

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1940 Act in all respects. To the extent consistent with applicable law and then current SEC positions, purchase or sell orders for the Portfolio may be aggregated with contemporaneous purchase or sell orders of other clients of the Subadviser. The Subadviser shall use its best efforts to obtain execution of transactions for the Portfolio at prices which are advantageous to the Portfolio and at commission rates that are reasonable in relation to the benefits received. However, the Subadviser may, in accordance with applicable law and then current SEC positions, select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Portfolio and/or other accounts serviced by the Subadviser. Not all such services or products need to be used by the Subadviser in managing the Portfolio.

6. Compensation of the Subadviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Subadviser hereunder, the Manager shall pay the Subadviser compensation at the annual rate of 0.47% of the first $500 million of the Portfolio’s average daily net assets and 0.45% of the next $500 million of the Portfolio’s average daily net assets and 0.43% of the excess over $1 billion in average daily net assets. Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Portfolio pursuant to the Advisory Agreement. If the Subadviser shall serve for less than the whole of any month or other agreed upon interval, the forgoing compensation shall be prorated. The Manager may from time to time waive the compensation it is entitled to receive from the Fund; however, any such waiver will have no effect on the Manager’s obligation to pay the Subadviser the compensation provided for herein.

7. Non-Exclusivity. The Manager agrees that the services of the Subadviser are not to be deemed exclusive and that the Subadviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Subadviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Subadviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not impair the ability of the Subadviser to perform its duties and obligations under this Agreement. The Manager recognizes and agrees that the Subadviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Portfolio. The Subadviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager. Notwithstanding the forgoing, the Subadviser may execute account

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documentation, agreements, contracts and other documents requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Portfolio, provided the Subadviser receives the express agreement and consent of the Manager and/or the Fund’s Board of Directors to execute futures account agreements, ISDA Master Agreements and other documents related thereto, which consent shall not be unreasonably withheld. In such respect, and only for this limited purpose, the Subadviser shall act as the Manager’s and the Fund’s agent and attorney-in-fact. For the avoidance of doubt, the parties agree that the Subadviser shall not be responsible for advising or acting on behalf of the Manager, the Fund or the Portfolio with respect to legal proceedings, including class action lawsuits and bankruptcy proceedings, involving securities purchased or held in the Portfolio.

8. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Subadviser nor any of its officers, directors, employees or agents shall be subject to any liability to the Manager, the Fund, the Portfolio or any shareholder of the Portfolio for any loss arising from any claim or demand based upon any error of judgment, or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser’s duties or by reason of reckless disregard by the Subadviser of its obligations and duties. The Manager acknowledges and agrees that the Subadviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

9. Effective Date and Termination. This Agreement shall become effective as of March 12, 2014, and

a.	unless otherwise terminated, this Agreement shall continue in effect for one year from the effective date, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio, and (ii) by vote of a majority of the directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval;

b.	this Agreement may at any time be terminated on sixty days’ written notice to the Subadviser either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Portfolio;

c.	this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement;

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d.	this Agreement may be terminated by the Subadviser on sixty days’ written notice to the Manager and the Fund, or, if approved by the Board of Directors of the Fund, by the Manager on sixty days’ written notice to the Subadviser; and

Termination of this Agreement pursuant to this Section 9 shall be without the payment of any penalty.

10. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Subadviser, provided that, if required by law (as may be modified by any exemptions received of the Manager), such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Portfolio and by vote of a majority of the Directors of the Fund who are not interested persons of the Fund, the Manager or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.

11. Certain Definitions. For the purpose of this Agreement, the terms “vote of a majority of the outstanding voting securities,” “interested person,” “affiliated person” and “assignment” shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

12. General.

a.	The Subadviser may perform its services through any employee, officer or agent of the Subadviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Portfolio shall perform the portfolio management duties described therein until the Subadviser notifies the Manager that one or more other employees, officers or agents of the Subadviser, identified in such notice, shall assume such duties as of a specific date.

b.	If any term or provision of this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

c.	This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

13. Use of Name.

It is understood and acknowledged by the Manager that the phrase “Artisan” and any logos associated with that name are the valuable property of the Subadviser. The Subadviser hereby authorizes the Manager to use the name “Artisan” in the

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name of the Portfolio as set forth in the first recital of this Agreement and further authorizes the Manager to use the name “Artisan” and logos associated with the name in connection with marketing materials used by the Manager for the Portfolio. The Manager agrees that the Fund has the right to include such phrase as a part of the name of the Portfolio and use the name “Artisan” and associated logos as described above only so long as this Agreement shall continue. Upon termination of this Agreement, the Manager and the Fund shall forthwith cease to use such phrase and logos without further notice or action on the part of the Subadviser.

[The remainder of this page is intentionally left blank; the next page is the signature page.]

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IN WITNESS WHEREOF, the Manager and the Subadviser have entered into this Sub-Advisory Agreement as of the date first set forth above.

METLIFE ADVISERS, LLC

By:	/s/ Alan C. Leland, Jr.
Alan C. Leland, Jr.
Chief Financial Officer and Treasurer

ARTISAN PARTNERS LIMITED PARTNERSHIP

By:	/s/ Sarah A. Johnson
Sarah A. Johnson
Vice President and Secretary

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